Exhibit 99.2

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is made this 21st day of June, 2007 (“Effective Date”), by and between SDA, LLC, a North Carolina limited liability corporation (hereinafter referred to as the “Landlord”), and SIGNATURE SPECIAL EVENT SERVICES, INC., a Maryland corporation (hereinafter referred to as the “Tenant”),

W I T N E S S E T H:

WHEREAS, by a Commercial Lease Agreement dated April 15, 2005 by and between Landlord and Tenant, as assigned from Signature Special Event Services, LLC to Tenant on October 30, 2006 (collectively, the “Lease”), the Landlord leased to Tenant and Tenant leased from the Landlord approximately 29,750 square feet of warehouse and office space (the “Premises”) located at 1206 – 1218 Management Way, Garner, North Carolina 27529; and

WHEREAS, the term of the Lease expires on April 30, 2012; and

WHEREAS, both Landlord and Tenant mutually desire to terminate and cancel the Lease earlier upon the terms and subject to the conditions which are hereinafter set forth.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

1.        Termination Date. The Lease and the tenancy created thereunder shall be terminated as of 11:59 P.M. on July 31, 2007 (the “Termination Date”). Tenant agrees to vacate and remove all of its personal property from the Premises and surrender the Premises to Landlord in the condition required under the Lease on or before the Termination Date. Tenant shall remain liable for all rent and other sums due and owing for the Premises through the Termination Date.

2.        Lease Termination Fee. On the Termination Date, Tenant shall pay to Landlord a lease termination fee (“Termination Fee”) in the amount of Ninety One Thousand Six Hundred Two Dollars ($91,602.00), representing seven months of the current monthly rent of $13,086.00. July 2007 rent, in the amount of $13,086, is still due by July 5, 2007.

3.        Release. Effective as of the later to occur of 11:59 P.M. on the Termination Date and the payment of the Termination Fee by Tenant to Landlord, each party hereto shall be relieved and discharged of all obligations with respect to the Lease and each party hereby releases the other from any and all liabilities, claims, rights or causes of action arising out of or with respect to the Lease.

4.        Miscellaneous. Any defined terms used in this Agreement shall have the meanings given to them in this Agreement. To the extent that any defined term is used in this Agreement and is not defined herein, it shall have the meaning ascribed to it in the Lease. This Agreement and the terms, conditions and provisions hereof shall be effective on and as of the date first above set forth. The headings set forth at the beginning of each section of this Agreement are inserted for convenience and reference only and shall not be construed so as to have any legal meaning or significance whatsoever. Except to the extent modified by this Agreement, the Lease is unmodified and remains in full force and effect. In the event that any of the terms, conditions and provisions of this Agreement shall conflict with any of the terms, conditions or provisions of the Lease, the provisions of this Agreement shall be controlling. This Agreement and the terms, conditions and provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement under their respective hands and seals as of the Effective Date.

WITNESS:	LANDLORD:
SDA, LLC

/s/ Dotty J. Edgerton	By:	/s/ Kyle White	(seal)
Name: Kyle White Title: Manager

WITNESS:	TENANT:
SIGNATURE SPECIAL EVENT SERVICES, INC., assignee of Signature Special Event Services, LLC

/s/ Samuel Martin	By:	/s/ Thomas N. Brown	(seal)
Name: Thomas N. Brown Title: President